                                                                     Exhibit 4.1


                   INTEGRATED PROCESS EQUIPMENT CORP., Company

                         SPEEDFAM-IPEC, INC., Guarantor

                                       and

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                                     Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of April 6, 1999

                                       To

                                    INDENTURE

                         Dated as of September 15, 1997



                                   Relating to

                       Integrated Process Equipment Corp.

                      6-1/4% Convertible Subordinated Notes
                                    due 2004

      This FIRST SUPPLEMENTAL INDENTURE, dated as of the 6th day of April, 1999, by and among INTEGRATED PROCESS EQUIPMENT CORP., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), SPEEDFAM-IPEC, INC., a corporation duly organized and existing under the laws of the State of Illinois (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized under the laws of the United States of America, and trustee under the Indenture (as hereinafter defined) (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of September 15, 1997, providing for the issuance of 6-1/4% Convertible Subordinated Debentures due 2004 (the "Notes"), in the aggregate principal amount not to exceed $115,000,000 (such Indenture, as further supplemented or amended in accordance with its terms, herein the "Indenture");

      WHEREAS, the Company, SpeedFam, Inc., a Delaware corporation ("Merger Sub"), and the Guarantor have entered into an Agreement and Plan of Merger, dated as of November 19, 1998, as amended (the "Merger Agreement"), pursuant to which Merger Sub will merge (the "Merger") with and into the Company, and the Company will then become a wholly-owned subsidiary of the Guarantor, and each share of the Company's Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.71 shares of Common Stock of the Guarantor in accordance with the terms of the Merger Agreement;

      WHEREAS, Section 15.6 of the Indenture provides that, "If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights or election shall not have been exercised ("nonelecting share")), then for purposes of this Section 15.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable or share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article;"

      WHEREAS, Section 12.1 of the Indenture permits the Company to merge with another corporation provided certain conditions are satisfied;

      WHEREAS, the Guarantor is willing to guarantee, on a subordinated basis as set forth more fully herein, the payment of the principal of, premium, if any, and interest on the Notes in order to preserve the exemption available under
Section 3(a)(9) of the Securities Act for the conversion of Notes into Common Stock;

      WHEREAS, Section 11.1 of the Indenture authorizes the Company, with the consent of the Trustee, to supplement or amend the Indenture to comply with
Section 15.6 hereof and to correct or supplement provisions of or make other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of any Noteholder;

      WHEREAS, the Company and the Guarantor desire to execute a supplemental indenture that complies with Section 11.1 of the Indenture;

      WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid and binding agreement for the purposes and objects herein expressed have been duly done and performed, and the execution of this First Supplemental Indenture have been, in all respects, duly authorized;

      WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company or the Guarantor, as applicable, and not by the Trustee; and

      WHEREAS, the Trustee is authorized by Section 11.1 of the Indenture to execute this First Supplemental Indenture without the consent of the holders of the Notes;

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantor hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


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                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1 The [Form of Face of Note] in the Indenture is hereby amended by deleting the reference to "Common Stock of the Company" that appears in the second paragraph thereof and inserting in lieu thereof the words "Common Stock."

      SECTION 1.2 The [Form of Reverse of Note] in the Indenture is hereby amended by:

            (a) Deleting the reference to "Common Stock of the Company" in the third paragraph thereof and inserting in lieu thereof the words "Common Stock;"

            (b) Deleting the reference to "Company's Common Stock" that appears in the twelfth paragraph thereof and inserting in lieu thereof the words "Common Stock;"

            (c) Deleting the reference to "Common Stock of the Company" that appears in the thirteenth paragraph thereof and inserting in lieu thereof the words "Common Stock;" and

            (d) Deleting the sixteenth paragraph and inserting in lieu thereof the following paragraph:

            No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Note or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby or the guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any respective successor corporation, either directly or through the Company or the Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, however, that the foregoing shall not affect or impair the obligations of the Guarantor hereunder.

      SECTION 1.3 The [Form of Conversion Notice] in the Indenture is hereby amended by deleting the phrase "Common Stock of Integrated Process Equipment Corp." and inserting in lieu thereof the words "Common Stock."

      SECTION 1.4 The terms defined in this Section 1.4 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture shall have the respective meanings specified in this Section 1.4. All other terms used in this First Supplemental Indenture which are defined in the Indenture, the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words "herein," "hereof" and "hereunder," and words of similar import, refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other Subsection. The terms defined in this Article include the plural as well as the singular.

            (a) The definitions of the following words contained in Section 1.1 of the Indenture, are hereby amended by deleting them in their entirety and inserting in lieu thereof the following respective definitions:

            COMMON STOCK: The term "Common Stock" shall mean any stock of any class of Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock of the Guarantor at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            CORPORATE TRUST OFFICE: The term "Corporate Trust Office", or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071, Attention: Corporate Trust Department.

            REFERENCE MARKET PRICE: The term "Reference Market Price" shall initially mean $28.17, and in the event of any adjustment to the Conversion Price pursuant to Sections 15.5(a), (b), (c), (d), (e), (f) or
      (g), the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $28.17 to the Conversion Price specified in the form of Note herein above set forth (without regard to any adjustment thereto).


            (b) Section 1.1 of the Indenture is hereby amended to add the following definitions:

            DESIGNATED GUARANTOR SENIOR INDEBTEDNESS: The term "Designated Guarantor Senior Indebtedness" shall mean Guarantor Senior Indebtedness under the Guarantor Loan Agreement or any other particular Guarantor Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Guarantor Senior Indebtedness shall be "Designated Guarantor Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Guarantor Senior Indebtedness to exercise the rights of Designated Guarantor Senior Indebtedness). If any payment made to any holder of any Designated Guarantor Senior Indebtedness or its Representative with respect to such Designated Guarantor Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, the reinstated Indebtedness of the Guarantor arising as a result of such rescission or return shall constitute Designated Guarantor Senior Indebtedness effective as of the date of such rescission or return.

            GUARANTOR: The term "Guarantor" shall mean SpeedFam-Ipec, Inc., an Illinois corporation, and shall include its successors and assigns.

            GUARANTOR LOAN AGREEMENT: The term "Guarantor Loan Agreement" shall mean the credit facility to be entered into between the Guarantor and First Chicago Capital Markets, Inc., a Bank One company, as further amended, amended and restated, supplemented or otherwise modified from time to time.

            GUARANTOR SENIOR INDEBTEDNESS: The term "Guarantor Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, and any other payment due pursuant to the terms of any instrument (including, without limitation, fees, expenses, collection expenses (including attorneys' fees), interest yield amounts, post-petition interest and taxes) creating, securing or evidencing any of the following, whether outstanding at the date hereof or hereafter incurred or created:

                  (a) all indebtedness of the Guarantor for money borrowed
            (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

                  (b) all indebtedness of the Guarantor evidenced by notes,
            debentures, bonds or other similar instruments;

                  (c) all indebtedness or other obligations of the Guarantor with respect to interest rate swap agreements, cap, floor and collar agreements, spot and forward contracts, and similar agreements and arrangements;

                  (d) all indebtedness or other obligations of the Guarantor with respect to letters of credit (including reimbursement obligations with respect thereto), bank guarantees and bankers' acceptances;


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
                  (e) all lease obligations of the Guarantor which are
            capitalized on the books of the Guarantor in accordance with generally accepted accounting principles;

                  (f) all indebtedness of others of the kinds described in the preceding clauses (a), (b), (c) or (d) and all lease obligations of others of the kind described in the preceding clause (e) assumed by or guaranteed in any manner by the Guarantor or in effect guaranteed by the Guarantor through an agreement to purchase, contingent or otherwise; and

                  (g) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b), (c),
            (d), or (f) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (e) or (f);

unless, in the case of a particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to or is pari passu with or is subordinated or junior to, the Guarantor's obligations under the Guaranty. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include: (i) indebtedness evidenced by the Guaranty or otherwise in respect of the Notes; (ii) any indebtedness or lease obligation of any kind of the Guarantor to any subsidiary of the Guarantor; and (iii) indebtedness for trade payables or constituting the deferred purchase price of assets or services created or assumed by the Guarantor in the ordinary course of business.

            GUARANTY: The term "Guaranty" shall mean the guarantee of the Guarantor pursuant to Section 17.1 hereof.

            SUBSIDIARY: The term "subsidiary" of any specified person shall mean
      (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person, or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

                                   ARTICLE II

                               CONVERSION OF NOTES

      SECTION 2.1 As a result of the Merger and without any action on the part of the holder of any Note, on and after the Effective Time each $1,000 principal amount of Notes shall be convertible into shares of Common Stock of the Guarantor, in accordance with the provisions of Article XV of the Indenture, at an initial Conversion Price per share of $54.93, such Conversion Price being subject to subsequent adjustment after the Effective Time in accordance with the provisions of Article XV of the Indenture.


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      SECTION 2.2 Section 15.2 of the Indenture is hereby amended by adding the words "or shall cause the Guarantor to" immediately after the words "the Company shall" that appear in the first sentence of the third paragraph thereof.

      SECTION 2.3 Subsections (a) through (g) of Section 15.5 of the Indenture are hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "the Guarantor."

      SECTION 2.4 Section 15.6 of the Indenture is hereby amended by deleting the first paragraph of such Section in its entirety and inserting in lieu thereof the following:

            SECTION 15.6 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of the Guarantor with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Guarantor as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights or election shall not have been exercised ("nonelecting share")), then for purposes of this
      Section 15.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable or share by a plurality if the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

SECTION 2.5 Section 15.8 of the Indenture is hereby amended by deleting such
Section in its entirety and inserting in lieu thereof the following:


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            SECTION 15.8 RESERVATION OF SHARES; SHARES TO BE FULLY PAID;
      COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall use its best efforts to (a) cause the Guarantor to provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury or (b) otherwise make available sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

            Before the taking of any action by the Guarantor which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall cause the Guarantor to take all corporate action which may, in the opinion of the Company's counsel, be necessary in order that the shares of Common Stock issuable or otherwise deliverable upon conversion of the Notes may be validly and legally issued or delivered (as the case may be) at such adjusted Conversion Price.

            The Company covenants that all shares of Common Stock which may be issued or otherwise delivered upon conversion of Notes will, when so issued or delivered, be fully paid and nonassessable by the Guarantor and the Company and free from all taxes, liens and charges with respect to the issue or delivery thereof.

            The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

            The Company further covenants that if at any time Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system the Company will, or shall cause the Guarantor to, if permitted by the rules of such exchange or automated quotation system, list and keep listed so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such exchange or automated quotation system permit the Company or the Guarantor to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

      SECTION 2.6 Section 15.10 of the Indenture is hereby amended by deleting all references to "the Company" in clauses (a) through (d) thereof and inserting in lieu thereof the words "the Guarantor."


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
                                  ARTICLE III

                       CERTAIN COVENANTS OF THE GUARANTOR

      SECTION 3.1 The Guarantor hereby covenants and warrants that (a) immediately after the Effective Time, no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute a Default or an Event of Default (both as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of Article XV of the Indenture and (c) it has been authorized by its Board of Directors, pursuant to
Section 11.1 of the Indenture, to execute this First Supplemental Indenture.

                                   ARTICLE IV

                                GUARANTY OF NOTES

      SECTION 4.1 GUARANTY OF NOTES. The Indenture is hereby amended to add the following provisions as a new Article XVII to be inserted immediately following
Article XVI of the Indenture. Article XVII shall apply to the Notes only.

                                  ARTICLE XVII
                         SUBORDINATED GUARANTY OF NOTES

      SECTION 17.1 GUARANTY. Subject to the provisions of this Article XVII, the Guarantor hereby unconditionally guarantees, on a subordinated basis as set forth more fully in this Article XVII, to each holder of a Note authenticated and delivered by the Trustee in accordance with this Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest (including interest on other amounts which may accrue after the filing against the Company of a petition under the United States Bankruptcy Code (the "Bankruptcy Code"), whether or not the obligation to pay interest on such amounts shall be enforceable against the Company) on such Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium and interest, if any, on such Note, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of such Note and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. A demand for payment under this Article XVII shall not be effective prior to forty-eight (48) hours after a demand upon the Company for full and complete payment of all amounts due and payable under the Notes, unless such demand upon the Company shall be stayed by operation of
Section 362 of the Bankruptcy Code or otherwise. In all other respects, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants, that this Guaranty will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Noteholder and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, provided that notice of such acceleration has been given to the Guarantor by the Trustee, and (ii) in the event of any declarations of acceleration of such obligations as provided in Article VII hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

      The Guarantor shall be subrogated to all rights of the holders of any Notes against the Company in respect of any amounts paid to the Noteholder by the Guarantor pursuant to the provisions of this Guaranty; provided that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Notes shall have been paid in full and until all amounts payable under any Senior Indebtedness shall have been paid in full.

      SECTION 17.2 AGREEMENT OF SUBORDINATION. The Guarantor covenants and agrees, and each holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes are subject to the provisions of this Article XVII; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.2 or submitted for redemption in accordance with Section 3.5, as the case may be, as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

      No provision of this Article XVII shall prevent the occurrence of any default or Event of Default hereunder.

      SECTION 17.3 PAYMENTS TO NOTEHOLDERS. No payment shall be made with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes

(including, but not limited to, the redemption price with respect to the Notes to be called for redemption in accordance with Section 3.2 or submitted for redemption in accordance with Section 3.5, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 17.6, if:

                  (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Guarantor Senior Indebtedness occurs and is continuing (or, in the case of Guarantor Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a Payment Default, on any Designated Guarantor Senior Indebtedness occurs and is continuing that then permits holders of such Designated Guarantor Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of Designated Guarantor Senior Indebtedness, a Representative of Designated Guarantor Senior Indebtedness or the Guarantor (a "Non-Payment Default").

      If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 17.3 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest (including Liquidated Damages, if any) on the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      The Guarantor may and shall resume payments on and distributions in respect of the Notes upon the earlier of:


      (1) the date upon which any such Payment Default is cured or waived or ceases to exist, or

      (2) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after notice is received if the maturity of such Designated Guarantor Senior Indebtedness has not been accelerated, unless this Article XVII otherwise prohibits the payment or distribution at the time of such payment or distribution.

      Upon any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization); and upon any such dissolution or winding up or liquidation or reorganization of the Guarantor or bankruptcy, insolvency, receivership or other proceeding, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provision of this Article XVII, shall (except as aforesaid) be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Guarantor Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

      For purposes of this Article XVII, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XVII with respect to the Notes to the payment of all Guarantor Senior Indebtedness which may at the time be outstanding; provided that (i) the Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Guarantor Senior Indebtedness (other than leases which are not assumed by the Guarantor or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution. winding-up, liquidation or reorganization for the purposes of this Section 17.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

      In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.2 or submitted for redemption in accordance with
Section 3.5, as the case may be, as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 17.6, until all Guarantor Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Guarantor Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Guarantor shall promptly notify holders of Guarantor Senior Indebtedness of the acceleration.

      In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 17.3, shall be received by the Trustee or the holders of the Notes before all Guarantor Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, for application to the payment of any Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

      Nothing in this Section 17.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 17.3 shall be subject to the further provisions of Section 17.6.

      SECTION 17.4 SUBROGATION OF NOTES. Subject to the payment in full of all Guarantor Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Senior Indebtedness pursuant to the provisions of this Article XVII (equally and ratably with the holders of all indebtedness of the Guarantor which by its express terms is subordinated to other indebtedness of the Guarantor to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to the Guarantor Senior Indebtedness until the principal, premium, if any, and interest (including Liquidated Damages, if any) on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article XVII, and no payment over pursuant to the provisions of this
Article XVII, to or for the benefit of the holders of Guarantor Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Guarantor to or on account of the Guarantor Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article XVII, which would otherwise have been paid to the holders of Guarantor Senior Indebtedness shall be deemed to be a payment by the Guarantor to or for the account of the Notes. It is understood that the provisions of this
Article XVII are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

      Nothing contained in this Article XVII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the holders of the Notes, the obligation of the Guarantor, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and interest (including Liquidated Damages, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVII of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Guarantor referred to in this Article XVII, the Trustee, subject to the provisions of Section 8.1, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XVII.

      SECTION 17.5 AUTHORIZATION TO EFFECT SUBORDINATION. Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XVII and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section
7.2 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Guarantor Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

      SECTION 17.6 NOTICE TO TRUSTEE. The Guarantor shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Guarantor which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article XVII. Notwithstanding the provisions of this Article XVII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XVII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Guarantor (in the form of an Officers' Certificate) or a Representative or a holder or holders of Guarantor Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 17.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply moneys received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

      Notwithstanding anything in this Article XVII to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.1, and any such payment shall not be subject to the provisions of Section 17.2 or 17.3.

      The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Guarantor Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Guarantor Senior Indebtedness pursuant to this Article XVII unless it has received satisfactory evidence as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XVII.

      SECTION 17.7 TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVII in respect of any Guarantor Senior Indebtedness at any time held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and, subject to the provisions of Section 8.1, the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to holders of Notes, the Guarantor or any other person money or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this
Article XVII or otherwise.

      SECTION 17.8 NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in an way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      SECTION 17.9 CERTAIN CONVERSIONS NOT DEEMED PAYMENT. For the purposes of this Article XVII only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Note. For the purposes of this Section 17.9, the term "junior securities" means (a) shares of any stock of any class of the Guarantor or (b) securities of the Guarantor that are subordinated in right of payment to all Guarantor Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article XVII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Guarantor, its creditors (other than holders of Guarantor Senior Indebtedness) and the Noteholders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article XV.

      SECTION 17.10 ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any paying agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
17.6 shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as paying agent.

      The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Guarantor if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

      SECTION 17.11 GUARANTOR SENIOR INDEBTEDNESS ENTITLED TO RELY. The holders of Guarantor Senior Indebtedness (including, without limitation, Designated Guarantor Senior Indebtedness) shall have the right to rely upon this Article XVII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

      SECTION 17.12 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee and the

Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                                   ARTICLE V

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

                             OFFICERS AND DIRECTORS

      SECTION 5.1 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS. Article XIV of the Indenture is hereby amended by deleting in entirety Article Fourteen and inserting in lieu thereof the following Article
XIV:

                                  ARTICLE XIV

                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

                             OFFICERS AND DIRECTORS

      SECTION 14.1 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby or the guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or the Guarantor or of any respective successor corporation, either directly or through the Company or the Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes; provided, however, that the foregoing shall not affect or impair the obligations of the Guarantor hereunder.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      SECTION 6.1 This First Supplemental Indenture shall become effective at the Effective Time and shall be automatically null and void if and in the event that the Merger shall not become effective on or prior to April 16, 1999.

      SECTION 6.2 This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

      SECTION 6.3 Except as expressly contemplated by Sections 1.2(d) and 5.1 hereof, nothing in this First Supplemental Indenture, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors hereunder, and the holders of the Notes or the holders of Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect to this First Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors hereunder and the holders of the Notes.

      SECTION 6.4 The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.

      SECTION 6.5 After the Effective Time, any Notes authenticated and delivered in substitution for, or in lieu of, Notes then outstanding and all Notes presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the First Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

                  The principal amount of this Note has become convertible into shares of the Common Stock, without par value per share, of SpeedFam-Ipec, Inc., at an initial Conversion Price per share of $54.93, such Conversion Price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of SpeedFam-Ipec, Inc. The payment of principal of, premium, if any, and interest on the Notes has been guaranteed by SpeedFam-Ipec, Inc. on a subordinated basis as set forth in the Indenture. The Indenture, dated as of September 15, 1997, referred to in this Note has been amended by a First Supplemental Indenture, dated as of April 6, 1999, to provide for such convertibility and guarantee. Reference is hereby made to said First

            Supplemental Indenture, copies of which are on file with Integrated Process Equipment Corp. and SpeedFam-Ipec, Inc., for a statement of the amendment therein made.

      Nothing contained in this First Supplemental Indenture shall require the holder of any Note to submit or exchange such Note prior to the Effective Time in order to obtain the benefits of the Guaranty or any other provisions hereunder.

      The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Notes without materially obscuring the text of the Notes.

      Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Note now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section 6.5.

      SECTION 6.6 Except as expressly supplemented by this First Supplemental Indenture, the Indenture, the Notes issued thereunder and the charge and obligation created thereby are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Notes issued thereunder shall remain in full force and effect.

      SECTION 6.7 If any provision of this First Supplemental Indenture limits, qualifies or conflicts with (a) another provision of this First Supplemental Indenture, or (b) any provision of the Indenture, which is required to be included by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

      SECTION 6.8 The recitals contained in this First Supplemental Indenture shall be taken as statements of the Company or the Guarantor, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

      SECTION 6.9 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          INTEGRATED PROCESS EQUIPMENT CORP.


                                          By:    /s/ John S. Hodgson
                                                --------------------------------
                                          Name:  John S. Hodgson
                                                --------------------------------
                                          Title: Vice President and CFO
                                                --------------------------------

                                          SPEEDFAM-IPEC, INC.


                                          By:    /s/ Richard J. Faubert
                                                --------------------------------
                                          Name:  Richard J. Faubert
                                                --------------------------------
                                          Title: President and CEO
                                                --------------------------------

                                          STATE STREET BANK AND TRUST COMPANY
                                          OF CALIFORNIA, N.A.,
                                          as Trustee


                                          By:    /s/ Scott C. Emmons
                                                --------------------------------
                                          Name:  Scott C. Emmons
                                                --------------------------------
                                          Title: Assistant Vice President
                                                --------------------------------